Exhibit 99

Energous Corporation Reports First Quarter 2015 Results; Hosts Corporate Update Call Today at 11:30 A.M. ET

Expands Development and Licensing Agreement with Tier One Consumer Electronics Partner to Include Both Transmitters and Receivers

Reports First Revenues

SAN JOSE, CA – May 11, 2015 – Energous Corporation, ("Energous" or "the Company") (NASDAQ: WATT), the developer of WattUp™, a disruptive wire-free charging technology that provides power at a distance for electronic devices that are mobile and under full software control, has issued its unaudited financial results for the first quarter ended March 31, 2015. Energous has also provided a corporate update to highlight the Company’s progress since its last investor call on March 9, 2015.

Expanded Agreement with Tier One Consumer Electronics Company

In January 2015, Energous signed a development and licensing agreement (“the Agreement”) with a tier one consumer electronics company to embed WattUp wire-free charging receiver technology in various products including, but not limited to certain mobile consumer electronics and certain related accessories. During the development phase and through first customer shipment of their first product, Energous will afford this customer a time to market advantage in the licensed product categories.

Subsequently, this Agreement has been expanded to also include WattUp transmitter technology, which we believe paves a path to creating a ubiquitous wire-free charging ecosystem that Energous has envisioned. Energous will continue pursuing relationships with other transmitter producers. An important initiative will be the integration of WattUp technology with Wi-Fi transmitter products and, Energous and this partner plan to collaborate to introduce WattUp technology to potential partner companies including router and accessory manufacturers.

As noted previously, this development and licensing agreement contains both invention and development milestones that the Company will need to achieve during the development phase of the agreement. Meeting these critical milestones will determine the success of this program and whether this agreement continues through to the licensing phase of the agreement. The most challenging development milestones from Energous’ point of view will occur by the end of 2015.

Outlook and Events

A key priority for 2015 is converting major JDA partners signed during the past year into development and licensing partners. Energous has worked diligently to understand which JDA partners represent the best paths to commercialization that will drive consumer adoption. Energous’ decision to expand this development and licensing agreement with the tier-one consumer electronics company, as noted above, will shift to some degree the allocation of key resources during the balance of 2015. As additional partners migrate to full commercial arrangements with Energous, it may cause the Company to reprioritize initial product introductions. The previously established milestones in relation to these objectives include:

•	Early Revenues- The Company has received an initial cash payment of $500,000, of which $200,000 was recognized as revenue during the three months ended March 31, 2015, with the balance recorded as deferred revenue. The Company anticipates revenues increasing in calendar 2015, significantly increasing in 2016, to provide a path toward reaching monthly cash flow breakeven in late 2017.
•	Reference Designs – The Company has previously stated that it would be providing transmitter and receiver reference designs for both high-power (full-featured) and low-power (bedside) applications. In line with our goal to help partners shorten their development lifecycles and complete products with excellent functionality, we are on track to deliver solutions to support customer evaluation of the technology early in the second half of 2015. We are initially targeting low-powered transmitter and receiver reference designs in the first half of 2016 followed by solutions for high-powered transmitters and receivers.
~~•~~	First Products to Market – The first commercially launched products will likely be for low powered devices, supporting the Internet of Things (IoT), including cylindrical batteries, toys, gaming consoles or other markets that are outside of the near term first to market requirements set forth by development and licensing agreement. Energous expects to demonstrate the reference designs in conjunction with strategic partner developed products at the 2016 CES show and those products are expected to be available for sale to consumers during the first half of 2016.
•	Regulatory Approvals – In addition, Energous is collaborating with its partners in seeking FCC approval. Energous will provide technical and product development support throughout this process. Obtaining the first regulatory approval for the WattUp technology is critical as all subsequent approval cycles for the same technology are by reference and will likely be easier to obtain. We believe that the Company’s collaboration with its partners will result in a more predictable regulatory process and one in which future customers can leverage and capitalize upon.
•	Additional Development and Licensing Agreements – Energous expects to sign additional development and licensing agreements with to-be-named partners that are consistent with the tier one consumer electronics company rollout objective and first-to-market stipulations.

Patents – The Company continues its focus on expanding its intellectual property, and continues to build and refine its patent portfolio and IP strategy. In the first quarter a number of patent filings were submitted in the key areas of directed power transmission, energy harvesting, and network management, resulting in an IP portfolio totaling more than 125 US patent applications and foreign equivalents.

Energous recently filed a universal shelf registration statement. Given the potential of its technology, it is impossible to predict what opportunities the future will bring. Having the shelf registration in place provides the Company with the flexibility to be able to capitalize on opportunities based on market conditions and strategic considerations as they arrive.

Unaudited Financial Results

For the first quarter ended March 31, 2015, the Company reported:

•	Revenue of $0.2 million was recognized from a customer cash payment of $0.5 million.
•	$7.1million in operating expenses, which consisted of $4.1 million in R&D, $2.0 million in G&A and $1.0 million in marketing expenses
•	Net loss (GAAP) was $6.9 million
•	Adjusted EBITDA (non-GAAP) loss of $5.1 million

The Company made significant cost reductions during the first quarter which, when coupled with revenue and cash associated with the first development and licensing customer will solidify its operational runway into the second quarter of 2016, or potentially beyond. Initiatives undertaken include the hiring of full-time engineers to replace work previously done by consultants, a shift in allocated resources from business development and marketing to engineering and commercialization, a much more focused CES appearance for 2016 resulting in lower marketing expenses and finally, significantly less dollars invested in its robust enterprise software platform, the first phase of development of which is now substantially complete. The Company had $26.5 million in cash and cash equivalents on its balance sheet as of March 31, 2015 and no debt outstanding.

Management Commentary

“As an early stage company, our top priority is to de-risk the commercialization of our technology, accelerating revenues and ensuring the long-term success of Energous as a licensor by partnering with the right companies,” said Stephen R. Rizzone, President and CEO of Energous Corporation. “On that front, we are confident that our first agreement with this top-tier consumer products company will play a major role in accelerating our commercialization process and market adoption given their significant market presence and their desire to achieve commercialization.”

First Quarter 2015 Conference Call

Energous management will host a conference call, which will be followed by a question and answer period.

Date: Monday, May 11, 2015
Time: 11:30 A.M. Eastern Time
Conference Line (U.S.): 888-438-5535
International Dial-In: 719-457-2661
Conference ID: 3883373

Webcast: http://public.viavid.com/player/index.php?id=114334

Please dial in at least 10 minutes before the call to ensure timely participation.

A replay of the call will be available on the same day through March 25, 2015. To listen, call 877-870-5176 within the United States or 858-384-5517 when calling internationally. Please use the replay pin number 3883373.

About Energous Corporation

Energous Corporation is developing WattUp™, a wire-free charging technology that will transform the way people charge and power their electronic devices at home, in the office, in the car and beyond. WattUp is a revolutionary, patent- and trademark-pending solution that delivers intelligent, scalable power via the same radio bands as a Wi-Fi router. WattUp differs from current wireless charging systems in that it will deliver meaningful, useable power, at a distance, allowing users to roam while charging, resulting in a wire-free experience that saves users from having to remember to plug in their devices or place them on a mat. For more information, please visit www.energous.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange and Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “estimate,” “anticipate” or other comparable terms. All statements in this release that are not based on historical fact are “forward-looking statements”. While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Use of Non-GAAP Financial Information

In addition to the unaudited results presented in accordance with generally accepted accounting principles, or GAAP, in this press release, the Company presents adjusted EBITDA which is a non-GAAP measure. The adjusted EBITDA is determined by taking the net loss and adding interest, taxes, depreciation, amortization, stock-based compensation, the change in fair value of derivative liabilities and the gain on the extinguishment of debt. The Company believes that this non-GAAP measure, viewed in addition to and not in lieu of the Company’s reported GAAP results, provides useful information to investors by providing a more focused measure of operating results. This metric is an integral part of the Company’s internal reporting to evaluate its operations and the performance of senior management. A reconciliation table to the comparable GAAP measure is available in the accompanying financial tables below. The non-GAAP measure presented herein may not be comparable to similarly titled measures presented by other companies.

Contact:

Media:

Edelman for Energous

edelman@energous.com

Investor Relations:

MZ North America

Matt Hayden

Direct: 1-949-259-4986

Email: matt.hayden@mzgroup.us

Web: www.mzgroup.us

Energous Corporation
CONDENSED BALANCE SHEETS

	As of
	March 31, 2015	December 31, 2014
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$26,500,696	$31,494,592
Prepaid expenses and other current assets	830,247	416,580
Prepaid rent, current	80,784	80,784
Total current assets	27,411,727	31,991,956

Property and equipment, net	1,533,908	1,515,299
Prepaid rent, non-current	278,824	299,020
Other assets	22,648	22,648
Total assets	$29,247,107	$33,828,923

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,807,370	$1,716,011
Accrued expenses	917,332	792,349
Deferred revenue	300,000	-
Total current liabilities	3,024,702	2,508,360

Commitments and contingencies

Stockholders’ equity
Preferred Stock, $0.00001 par value, 10,000,000 shares authorized at March 31, 2015 and
and December 31, 2014, respectively; no shares issued or outstanding.	-	-
Common Stock, $0.00001 par value, 50,000,000 shares authorized at March 31, 2015 and
December 31, 2014, respectively; 12,838,972 and 12,781,502 shares
issued and outstanding at March 31, 2015 and December 31, 2014, respectively.	128	127
Additional paid-in capital	84,293,034	82,465,914
Accumulated deficit	(58,070,757)	(51,145,478)
Total stockholders’ equity	26,222,405	31,320,563
Total liabilities and stockholders’ equity	$29,247,107	$33,828,923

Energous Corporation
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended March 31,
	2015	2014
Revenue:
Engineering product development	$200,000	$-
Total revenue	200,000	-

Operating expenses:
Research and development	4,145,764	929,213
General and administrative	1,959,913	669,289
Marketing	1,025,923	422,031
Total operating expenses	7,131,600	2,020,533

Loss from operations	(6,931,600)	(2,020,533)

Other (expense) income:
Change in fair value of derivative liabilities	-	(27,991,000)
Interest income (expense), net	6,321	(998,190)
Total	6,321	(28,989,190)

Net loss	$(6,925,279)	$(31,009,723)

Basic and diluted net loss per common share	$(0.54)	$(11.45)

Weighted average shares outstanding, basic and diluted	12,787,884	2,708,217

Energous Corporation
Reconciliation of Non-GAAP Information
(Unaudited)

	For the Three Months Ended March 31,
	2015	2014

Net loss (GAAP)	$(6,925,279)	$(31,009,723)
Add (subtract) the following items:
Interest (income) expense, net	(6,321)	998,190
Depreciation and amortization	191,219	24,213
Stock-based compensation	1,679,221	492,123
Change in fair value of derivative liabilities	-	27,991,000
Adjusted EBITDA (non-GAAP)	$(5,061,160)	$(1,504,197)